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                                D AND W HOLDINGS, INC.

                            REPLACEMENT STOCK OPTION PLAN



          1.   PURPOSE

          This Plan is intended to encourage ownership of Stock by employees of the Company and its Affiliates and to provide additional incentives for them to promote the success of the Company's business. Options granted hereunder are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

          2.   DEFINITIONS

          As used in this Plan the following terms shall have the following meanings:

          2.1  ACT means the Securities Act of 1933, as amended.

          2.2 AFFILIATE means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f), respectively, of the Code.

          2.3  BOARD means the Company's Board of Directors.

          2.4 BUY-BACK AGREEMENT means an agreement between the Company and the Optionee in such form as the Committee may prescribe in connection with the grant or exercise of any Option, setting forth certain restrictions upon the transfer of shares of Stock.

          2.5 CODE means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

          2.6 COMMITTEE means a committee appointed by the Board, responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board, and the Board shall be deemed to be the Committee for all purposes of the Plan.

          2.7 COMPANY means D and W Holdings, Inc., a corporation organized under the laws of the State of Delaware and any corporation which shall succeed to or assume the rights and obligations of the Company hereunder.

          2.8 EMPLOYMENT AGREEMENT means an agreement relating to employment, if any, between the Company and an Optionee.


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          2.9  FAIR MARKET VALUE means the value of a share of Stock on any date as determined by the Committee.

          2.10 GRANT DATE means the date as of which an Option is granted, as determined under Section 7.

          2.11 OPTION means an option to purchase shares of Stock granted under the Plan.

          2.12 OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

          2.13 OPTION PRICE means the price paid by an Optionee for a share of Stock upon exercise of an Option.

          2.14 OPTIONEE means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

          2.15 PLAN means this Replacement Stock Option Plan of the Company, as amended from time to time.

          2.16 RELATED ENTITY means any parent corporation or subsidiary corporation of the Company.

          2.17 STOCK means the Common Stock, par value $.01 per share, of the Company.

          3.   TERM OF THE PLAN

          Options may be granted hereunder at any time in the period commencing on the adoption of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the board or approval of the Plan by the Company's shareholders. Options granted prior to shareholder approval of the Plan are hereby expressly conditioned upon such approval, and shall be void AB INITIO in the event the shareholders of the Company shall fail to approve the Plan within twelve (12) months of the Board's approval of the Plan.

          4.   STOCK SUBJECT TO THE PLAN

          At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 1,575,000 shares,

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subject, however, to the provisions of Section 17 of the Plan.  Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.
If any Option expires, terminates, or is cancelled for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

          5.   ADMINISTRATION

          The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the Company in addition to any other determination allowed the Committee under the Plan: (a) the employee to receive the Option; (b) the time of granting the Option; (c) the number of shares subject to the Option; (d) the Option Price; (e) the Option period; (f) the Option exercise date or dates and any terms of vesting; (g) the effect of termination of employment or other association with the Company and its Affiliates on the subsequent exercisability of the Option; and (h) any other terms not inconsistent with the terms of this Plan. In making such determination, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in this Plan shall be conclusive.

          6.   ELIGIBILITY: MAXIMUM GRANT PER INDIVIDUAL

          An Option shall be granted only to an employee of one or more of the Company or an Affiliate. A director of one or more of the Company or any Affiliate who is not also an employee of one or more of the Company or an Affiliate shall not be eligible to receive an Option.

          7.   TIME OF GRANTING OPTIONS

          The granting of an Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

          8.   OPTION PRICE

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          The Option Price shall be set by the Committee and may be less than, equal to or greater than the Fair Market Value of Stock on the Grant Date.

          9.   OPTION PERIOD

          The Option Period under each Option shall be determined by the Committee. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time.

          10.  GRANT OF OPTIONS IN REPLACEMENT OF EXISTING OPTIONS

          The Committee may in its discretion grant Options in exchange for outstanding options of the Company or any Related Entity, or other entity that in connection with any such grant will become a Related Entity. The Committee may condition any such grant on the termination of the existing option.

          11.  EXERCISE OF OPTION

          An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 22, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the option price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called "cashless exercise", provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

          12.  RESTRICTIONS ON ISSUES OF SHARES

          12.1 VIOLATION OF LAW. Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities

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and Exchange Commission, one of the following conditions shall have been satisfied:

          (a) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Act; or
          (b) the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company's legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Act or any applicable state securities laws.

The Company shall make all reasonable efforts to bring about the occurrences of said events.

          12.2 EXECUTION OF BUY-BACK AGREEMENT; INTERPRETATION. Whenever shares are to be issued pursuant to an Option, the Company shall be under no obligation to issue such shares until such time, if ever, as the person who exercises such Option, in whole or in part, shall have executed and delivered to the Company the Buy-Back Agreement as specified by the Committee in connection with the grant of such Option, if any. In the event of any conflict between the provisions of this Plan and provisions of a Buy-Back Agreement or Employment Agreement, the provisions of the Buy-Back Agreement or Employment Agreement shall control, but insofar as possible the provisions of the Plan and any such Agreement shall be construed so as to give full force and effect to all such provisions.

          12.3 PLACEMENT OF LEGENDS. Each certificate representing shares issued upon the exercise of an Option will bear restrictive legends which may refer to applicable restrictions under the Buy-Back Agreement and Employment Agreement, if any.

          13.  PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION

          13.1 INVESTMENT REPRESENTATION. Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give written representations to the Company which are satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, including a representation that he or she is acquiring the shares issued pursuant to such exercise of the Option on his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

          13.2 REGISTRATION. If the Company shall deem it necessary or desirable to register under the Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Act or other applicable statutes, then the Company shall take such action at its own expense. The Company

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may require from each Optionee, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by an untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or such managing underwriter, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to such underwritten public offering of securities.

          13.3 PLACEMENT OF LEGENDS; STOP ORDERS; ETC. Each share of Stock issued pursuant to an Option granted under this Plan may bear a reference to the investment representation made in accordance with Section 13.1 in addition to any other applicable restriction under the Plan and the terms of the Option and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          14.  WITHHOLDING.

          Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

          15.  TERMINATION OF ASSOCIATION WITH THE COMPANY

          Unless the Committee shall provide otherwise in the grant of a particular Option under the Plan, if the Optionee's employment or other association with the Company is terminated, whether voluntarily or otherwise, the Option shall immediately cease to be exercisable in any respect. Military or sick leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

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          16.  TRANSFERABILITY OF OPTIONS

          Options shall not be transferable, other than as set forth in any Option Agreement and by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee and such permitted transferees.


          17.  ADJUSTMENTS FOR CORPORATE TRANSACTIONS

          17.1 ADJUSTMENT OF SHARES. Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Stock are changed into a greater or lesser number of shares of Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization, such that the Option shall thereafter be exercisable for such securities, cash, and/or other property as would have been received in respect of the Stock subject to the Option had the Option been exercised in full immediately prior to such event; PROVIDED, HOWEVER, that the per share price, as adjusted shall never be less than the par value of such share of Stock. Any fractional shares or interests resulting from such adjustment shall be eliminated.

          In the event the Company is not the surviving entity of a Reorganization and, following such Reorganization, any Optionee will hold Options issued pursuant to this Plan which have not been exercised, canceled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or canceled and replacement Options of equivalent value issued) by the surviving entity or a Related Entity.

          17.2 DISSOLUTION OR LIQUIDATION. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time of the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

          17.3 RELATED MATTERS. Any adjustment required by this Section 17 shall be determined and made by the Committee. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, construction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 17, the number of shares of Stock available for the purposes of the Plan as stated in Section 4 shall be correspondingly adjusted.

          18.  RESERVATION OF STOCK

          The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

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          19.  LIMITATION OF RIGHTS IN STOCK;
               NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

          The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the by-laws of the Company, a Buy-Back Agreement and an Employment Agreement. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

          20.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options other than under the Plan, and such arrangements maybe either applicable generally or only in specific cases.

          21.  TERMINATION AND AMENDMENT OF THE PLAN

          The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

          22.  NOTICES AND OTHER COMMUNICATIONS

          Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) to the Optionee, at his or her residence address last filed with the Company and (ii) if to the Company, c/o Ardshiel, Inc., 230 Park Avenue, Suite 527, New York, New York 10169, Attn: Daniel T. Morley, with copies as directed pursuant to the relevant Option Agreement (if any), or to such other address, as the addressee may have designated by notice to the

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addressor.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, when confirmed by facsimile machine report.

          23.  GOVERNING LAW

          The Plan and all Options and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.


                         *___________*___________*___________


The following does not form part of this Plan but is included solely for informational purposes:


          Date of Initial Board Approval:             _______________, 1998

          Date of Shareholder Approval:               _______________, 1998

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                      D AND W HOLDINGS, INC.

                  REPLACEMENT STOCK OPTION PLAN

                        TABLE OF CONTENTS


                                                                           PAGE



     1.   PURPOSE. . . . . . . . . . . . . . . . . . . . . . . .

     2.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .

     3.   TERM OF THE PLAN . . . . . . . . . . . . . . . . . . .

     4.   STOCK SUBJECT TO THE PLAN. . . . . . . . . . . . . . .

     5.   ADMINISTRATION . . . . . . . . . . . . . . . . . . . .

     6.   ELIGIBILITY: MAXIMUM GRANT PER INDIVIDUAL. . . . . . .

     7.   TIME OF GRANTING OPTIONS . . . . . . . . . . . . . . .

     8.   OPTION PRICE . . . . . . . . . . . . . . . . . . . . .

     9.   OPTION PERIOD. . . . . . . . . . . . . . . . . . . . .

     10.  GRANT OF OPTIONS IN REPLACEMENT OF EXISTING OPTIONS. .

     11.  EXERCISE OF OPTION . . . . . . . . . . . . . . . . . .

     12.  RESTRICTIONS ON ISSUES OF SHARES . . . . . . . . . . .

          12.1 Violation of Law. . . . . . . . . . . . . . . . .
          12.2 Execution of Buy-Back Agreement; Interpretation..
          12.3 Placement of Legends. . . . . . . . . . . . . . .

     13.  PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION . . .

          13.1 Investment Representation.. . . . . . . . . . . .
          13.2 Registration. . . . . . . . . . . . . . . . . . .

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          13.3 Placement of Legends; Stop Orders; etc. . . . . .

     14.  WITHHOLDING. . . . . . . . . . . . . . . . . . . . . .

     15.  TERMINATION OF ASSOCIATION WITH THE COMPANY. . . . . .

     16.  TRANSFERABILITY OF OPTIONS . . . . . . . . . . . . . .


                    TABLE OF CONTENTS

                                                                            PAGE

     17.  ADJUSTMENTS FOR CORPORATE TRANSACTIONS . . . . . . . .

          17.1 Adjustment of Shares. . . . . . . . . . . . . . .
          17.2 Dissolution or Liquidation. . . . . . . . . . . .
          17.3 Related Matters.. . . . . . . . . . . . . . . . .

     18.  RESERVATION OF STOCK . . . . . . . . . . . . . . . . .

     19.  LIMITATION OF RIGHTS IN STOCK;
          NO SPECIAL EMPLOYMENT OR OTHER RIGHTS. . . . . . . . .

     20.  NONEXCLUSIVITY OF THE PLAN . . . . . . . . . . . . . .

     21.  TERMINATION AND AMENDMENT OF THE PLAN. . . . . . . . .

     22.  NOTICES AND OTHER COMMUNICATIONS . . . . . . . . . . .

     23.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .